Exhibit 32.2

CERTIFICATION OF
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Magnegas Corporation (the “Company”) on Form 10-Q for the period ended March 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Luisa Ingargiola, Principal Financial Officer of the Company, certifies to the best of his knowledge, pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. Such Quarterly Report on Form 10-Q for the period ended March 31, 2012, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q for the period ended March 31, 2012, fairly presents, in all material respects, the financial condition and results of operations of Magnegas Corporation.

Date: May 14, 2012

/s/ Luisa Ingargiola
Luisa Ingargiola
Chief Financial Officer
(Principal Financial Officer)